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                               RAIT GENERAL, INC.
                               ------------------

                               ARTICLE I - OFFICES

     Section 1. The principal office of the corporation in the State of Maryland shall be at 7 St. Paul Street, Suite 1400, Baltimore, Maryland 21202 and the resident agent in charge thereof is Resagent, Inc.

     Section 2. The corporation may have such other offices within or without the state as the board of directors may designate or as the business of the corporation may require from time to time.

                            ARTICLE II - STOCKHOLDERS

     Section 1. Annual Meeting: The annual meeting of the stockholders shall be held at such place within or without the State of Maryland, and at such date and time as shall be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Maryland, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

     Section 2. Special Meetings: Special meetings of the stockholders, for any
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purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than twenty-five percent of all outstanding shares of the corporation entitled to vote at the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

     Section 3. Place of Meeting: The board of directors may designate any place, either within or without the State of Maryland, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Maryland, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Maryland.

     Section 4. Notice of Meeting: Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the

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meeting, either-personally or by mail, by or at the direction of the president, or the secretary, or the officer or other persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     Section 5. Closing of Transfer Books or Fixing of Record Date: For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty days. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board



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of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. But payment or allotment of dividends may not be made more than sixty days after the date on which the resolution is adopted. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination-shall apply to any adjournment thereof regardless of its length except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

     Section 6. Voting List: The corporation shall maintain a stock ledger which contains:

           (i)  The name and address of each stockholder.

           (ii) The number of shares of stock of each class which the stockholder holds.

The stock ledger shall be in written form and available for visual inspection. The original or a duplicate of the stock ledger shall be kept at the principal office of the corporation.

     Section 7. Quorum: A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any




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business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 8. Proxies: At all meetings of stockholders, a stockholder may vote in person or-by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. A proxy shall not be valid after eleven months from the date of its execution, unless coupled with an 'interest, but no proxy shall be valid after ten years from the date of its execution, unless renewed or extended at any time before its expiration. Notwithstanding that a valid proxy is outstanding the powers of the proxy holder are suspended, except in the case of a proxy coupled with an interest which is designated as irrevocable, if the person executing the proxy is present at a meeting and elects to vote in person.

     Section 9. Voting of Shares: Subject to the provisions of Section 13 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

     Section 10. Voting of Shares by Certain Holders: Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws or a resolution of the board of directors of such corporation may prescribe, and a certified copy of the by-law or resolution is presented at the meeting.



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     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of shares into his name.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     Section 11. Voting Trusts: One or more stockholders of this corporation may, for any proper business purpose, create a voting trust, revocable or irrevocable, conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period of not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, by depositing an executed copy of the agreement with the corporation at its registered office, and by transferring their shares to such trustee or trustees for the purposes of the agreement. Trust certificates shall be issued by the trustees for the shares so transferred. The




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said copy of the voting trust agreement so deposited with the corporation shall be subject to the absolute right of examination by any stockholder of the corporation, in person or by agent or by any holder of a beneficial interest in the voting trust, either in person or by agent, at any reasonable time.

     The holder of a trust certificate shall be considered to be a stockholder of the shares represented by his trust certificate with respect to his right to inspect corporate books and records.

     Section 12. Informal Action by Stockholders: Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if (a) a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof, and (b) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote.

     Section 13. Cumulative Voting: There shall be no right to cumulative voting.

     Section 14. Removal of Directors: At a meeting called expressly for that purpose, directors may be removed in the manner provided in this section. The entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

     If less than the entire board is to be removed, no one of the directors may




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be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

                             ARTICLE III - DIRECTORS

     Section 1. Management by Board of Directors; Election of Directors; Number; Term of Office: The business and affairs of this corporation shall be managed by its board of directors, which shall be not less than one director nor more than nine directors as determined by resolution of the board of directors except that
(i) whenever all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but not less than the number of stockholders and (ii) whenever there are three or more stockholders, there must be at least three directors. The directors need not be residents of this state or stockholders in the corporation. They shall be elected by the stockholders at the annual meeting of stockholders of the corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify.

     Section 2. Increase or Decrease in Number. The number of directors may be increased or decreased from time to time, but no such decrease shall in any way affect the terms of directors then in office.

     Section 3. Regular Meetings:  A regular meeting of the board


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of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place, either within or without this state, for the holding of additional regular meetings without other notice than such resolution.

      Section 4. Special Meetings: Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without this state, as the place for holding any special meeting of the board of directors called by them.

     Section 5. Notice: Notice of any special meeting shall be given at least five days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any




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regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 6. Quorum: A majority of the number of directors fixed by Section
1. of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 7. Manner of Acting: The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     Section 8. Informal or Irregular Action by Directors or Committees: (a) Action taken by the required majority of the directors or members of a committee without a meeting is nevertheless board or committee action if written consent to the action in question is signed by all the directors or members of the committee, as the case may be, and filed with the minutes of the proceedings of the board or committee, whether done before or after the action so taken.

     (b) Any one or more directors or members of a committee may participate in a meeting of the board or committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other, and such participation in a meeting shall be deemed presence in person at such meeting.

     Section 9. Executive and Other Committees: (a) The board of



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directors, by resolution adopted by a majority of the number of directors then in office may designate from among its members and executive committee and one or more other committees, each consisting of two or more directors, and each of which, to the extent provided in the resolution or in the charter or these bylaws shall have and may exercise all of the authority of the board of directors except the power to:

                  (i)               Declare dividends or distributions on stock;

                  (ii) Issue stock other than as provided in subsection (b) of this section.

                  (iii) Recommend to the stockholders any action which requires stockholder approval.

                  (iv)              Amend the by-laws; or

                  (v) Approve any merger or share exchange which does not require stockholder approval.

     (b) If the board of directors has given general authorization for the issuance of stock, a committee of the board, in accordance with a general formula or method specified by the board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued,

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including all terms and conditions required or permitted to be established or authorized by the board of directors under ss.ss.2-203 and 2-208 of the Maryland General Corporation Law.

         Section 10. Compensation: By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 11. Presumption of Assent: A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he shall announce his dissent at the meeting and his dissent is entered in the minutes and he shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                              ARTICLE IV - OFFICERS

     Section 1. Number: The officers of the corporation shall be a president, a secretary, and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices


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may be held by the same person, except that no officer may act in more than one capacity where action of two or more officers is required and no person may hold the office of president and vice president concurrently.

      Section 2. Election and Term of Office: The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 3. Removal: Any officer or agent may be removed by the board of directors whenever in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 4. Vacancies: A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     Section 5. President: The president shall be a director of the corporation and shall be the principal executive officer of the corporation, and subject to



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the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. The president shall have authority to institute or defend legal proceedings when the directors are deadlocked. He shall, when present, preside at all meetings of the stockholders and of the board of directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

     Section 6. The Secretary: The secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a



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register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) sign with the president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     Section 7. The Treasurer: The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these By-Laws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum with such surety or sureties as the board of directors shall determine.

     Section 8. Salaries: The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.



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               ARTICLE V - INDEMNIFICATION OF DIRECTORS, OFFICERS
                                AND OTHER PERSONS

         Section 1. Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding unless his act or omission was the result of active and deliberate dishonesty, or if he actually received an improper personal benefit in money, property or services, or with respect to any criminal action or proceeding, had reasonable cause to believe his act or omission was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement shall not create a presumption that the person did not meet the required standards of conduct set forth in this Section 1. The termination of any action, suit or proceeding by conviction, or a plea of nolo contendere or its equivalent, or by entry of an


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order of probation prior to judgment, shall create a rebuttable presumption that the person did not meet such standard of conduct. Notwithstanding the foregoing, it is the express policy of the corporation that indemnification of any person under this Section 1. shall be to the fullest extent allowed by, but subject to the limitations and conditions set forth in, Section 2-418 of the Maryland General Corporation Law (or any successor provisions thereto) and, accordingly, if such law provides other, further or expanded indemnification rights, this Section 1. shall be deemed to incorporate the same.

     Section 2. Reliance on Certain Information. In performing his duties, a director shall be entitled to rely on any information, opinion, report or statement, including any financial statement and other financial data, in each case prepared or presented by any of the following:

                  (i) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented.

                  (ii) A lawyer, certified public accountant or other person as to matters which the director reasonably believes to be within the person's professional or expert competence.



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                  (iii)             A committee of the board of directors upon
                                    which he does not serve, as to matters
                                    within its designated authority, which the director reasonably believes to merit confidence; provided however that a director shall not be considered to be acting in good faith if he has any knowledge concerning the matter in question that would cause his reliance to be unwarranted.

         Section 3. Payments By Corporation. The indemnification provided for in this Article V shall be paid by the corporation only as authorized in the specific proceeding upon a determination that indemnification of the person is proper under the circumstances because he has met the applicable standard of conduct and that expenses are reasonable. Such determination is to be made by the board of directors by majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or in any other manner authorized by law which the board of directors shall direct.

     Section 4. Payment of Expenses. Reasonable expenses incurred by a person who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such proceeding upon receipt of (i) a written affirmation by the person of the person's good faith belief that the standard of conduct necessary for indemnification by the corporation has been met, and (ii) an undertaking by or on behalf of such person to repay such amount



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if it shall ultimately be determined that the standard of conduct has not been met.

         Section 5. Nonexclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under Maryland law, the Articles of Incorporation, any by-law, agreement, resolution of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 6. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the specified statutory authority or the provisions of this Article V.



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               ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. Contracts: The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans: No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, etc.: All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     Section 4. Deposits: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

            ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares: Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president, a vice-president,




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or the chairman of the board and countersigned by the secretary, an assistant secretary, the treasurer, or an assistant treasurer and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be manual or facsimile signatures. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

     Section 2. Transfer of Shares: Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.



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                           ARTICLE VIII - FISCAL YEAR

     Section 1. The fiscal year of the corporation shall begin on the first day of January in each year.


                             ARTICLE IX - DIVIDENDS

     Section 1. The board of directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its Articles of Incorporation.


                           ARTICLE X - CORPORATE SEAL

     Section 1. The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the year of its incorporation and the words, "Corporate Seal, Maryland."

                          ARTICLE XI - WAIVER OF NOTICE

     Section 1. Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these By-Laws or under the provisions of the by-laws or under the provisions of the Articles of Incorporation or under the provisions of the general corporation law of the



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State of Maryland, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                            ARTICLE XII - AMENDMENTS

     Section 1. The board of directors shall have the power to make, alter and repeal by-laws, but by-laws made by the board may be altered or repealed, and new by-laws made, by the stockholders.




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